UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2020 (September 30, 2020)

Investcorp Credit Management BDC, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-01054	46-2883380
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

280 Park Avenue

39th Floor

New York, NY 10017

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	ICMB	The NASDAQ Global Select Market
6.125% Notes due 2023	CMFNL	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2020 (the “Closing Date”), Investcorp Credit Management BDC, Inc (the “Company”) amended its existing financing facility (as amended the “Amended Financing Facility”) with UBS AG, London Branch (together with its affiliates “UBS”) to reduce the size of the Company’s term financing facility (“Term Financing”) and revolving financing facility (“Revolving Financing”) with UBS, and extend the Revolving Financing.

In accordance with the Amended Financing Facility, the size of the Term Financing and the Revolving Financing will be amended. On and after the Closing Date, the Term Financing will consist solely of the Class A-1 Notes. On the Closing Date, the $136,000,000 aggregate amount of Class A-1 Notes remained outstanding, but the $26,666,667 outstanding Class A-2 Notes were paid in full and removed from the Term Financing. The Revolving Financing was reduced from an aggregate amount of $40,000,000 to an aggregate amount of $26,666,667 of Class A-R Notes.

Pursuant to the Amended Financing Facility, the Company, its wholly owned subsidiary, CM Finance SPV Ltd. (“CM SPV”) and/or its affiliate CM Investment Partners LLC (“CMIP”), as applicable, entered into the following agreements: (i) a Third Amended and Restated Revolving Credit Note Agreement by and among the Company, CM SPV, UBS, and U.S. Bank, National Association (“U.S. Bank”) as Revolving Credit Note Agent and Trustee; (ii) a Supplemental Indenture with an attached Eighth Amended and Restated Indenture between CM SPV and U.S. Bank; (iii) an Amended Confirmation with respect to the Class A-1 Notes (the “Term Confirmation”), between the Company and UBS, under the Global Master Repurchase Agreement and Annexes thereto (the “GMRA”), dated as of June 11, 2019, between UBS and the Company, and (iv) an Amended Confirmation under the GMRA with respect to the Revolving Financing, between the Company and UBS.

Borrowings under the Revolving Financing will generally bear interest at a rate per annum equal to one-month LIBOR plus 3.15%. The Company will pay a fee on any undrawn amounts of 0.75% per annum. The termination date for the Revolving Financing was extended a year under the Amended Financing Facility; any amounts borrowed under the Revolving Financing will mature, and all accrued and unpaid interest will be due and payable, on the same day as the Term Financing, which is December 5, 2021. The Company intends to use the proceeds from borrowings under the Revolving Financing for general corporate purposes, including the funding of portfolio investments.

Borrowings under the Term Financing will bear interest with respect to the Class A-1 Notes (i) at a rate per annum equal to one-month LIBOR plus 3.55% through December 4, 2020, and (ii) at a rate per annum equal to one-month LIBOR plus 3.15% from December 5, 2020 through December 4, 2021.

The description above is only a summary of the material provisions of the Amended Financing Facility and is qualified in its entirety by reference to the agreements attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Third Amended and Restated Revolving Credit Note Agreement by and among the Company, CM SPV, UBS, and U.S. Bank, as Revolving Credit Note Agent and Trustee
10.2	Eighth Supplemental Indenture with an attached Eighth Amended and Restated Indenture between CM SPV and U.S. Bank
10.3	Amended Confirmation under the GMRA with respect to the Class A-1 Notes (the “Term Confirmation”), between the Company and UBS
10.4	Confirmation under the GMRA with respect to the Revolving Financing (the “Revolving Confirmation”), between the Company and UBS

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2020	INVESTCORP CREDIT MANAGEMENT BDC, INC.

By: /s/ Rocco DelGuercio
Name: Rocco DelGuercio
Title: Chief Financial Officer

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